Exhibit h

MEDALLION FINANCIAL CORP.

$30,000,000

9.000% NOTES DUE 2021

UNDERWRITING AGREEMENT

April 12, 2016

April 12, 2016

Keefe, Bruyette & Woods, Inc.

787 Seventh Avenue

5th Floor

New York, NY 10019

as Representative of the several

Underwriters named in Schedule I hereto

Ladies and Gentlemen:

Medallion Financial Corp., a corporation organized under the laws of the State of Delaware (the “Company”), is a non-diversified closed-end management investment company that has elected to be treated as a “business development company,” under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) for whom you are acting as representative (the “Representative”) $30,000,000 aggregate principal amount of its 9.000% Notes due 2021 (the “Firm Securities”). The Company also proposes to issue and sell to the several Underwriters not more than an additional $4,500,000 aggregate principal amount of its 9.000% Notes due 2021 (the “Additional Securities”) if and to the extent that the Representative shall have determined to exercise, on behalf of the Underwriters, the right to purchase such securities granted to the Underwriters in Section 2 hereof. The Firm Securities and the Additional Securities are hereinafter collectively referred to as the “Securities.” The Securities will be issued under an indenture (the “Base Indenture”) to be dated as of the Closing Date (as defined in Section 4) between the Company and Wilmington Trust, N.A., as Trustee (the “Trustee”) as amended and supplemented by the First Supplemental Indenture (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) to be dated as of the Closing Date between the Company and the Trustee.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form N-2 (File No. 333-206692), including a prospectus relating to securities (the “Shelf Securities”), including the Securities, to be issued from time to time by the Company. The registration statement, as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A, 430B or 430C of the Rules and Regulations under the Securities Act of 1933, as amended (the “Securities

Act”), is hereinafter referred to as the “Registration Statement.” The prospectus filed with the Commission in accordance with Rule 497(c) of the Rules and Regulations in the form first used to confirm sales of the Securities is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement or any post-effective amendment to register additional Securities pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

The Investment Company Act and the Securities Act are hereinafter referred to collectively as the “Acts,” and the rules and regulations of the Commission under the Acts and under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are hereinafter referred to collectively as the “Rules and Regulations.”

For purposes of this Agreement, “Omitting Prospectus” means any advertisement used in the public offering of the Securities pursuant to Rule 482 of the Rules and Regulations (“Rule 482”) and “Time of Sale Prospectus” means the preliminary prospectus, dated April 11, 2016 and the pricing information (which information the Representative has informed the Company is being conveyed orally by the Underwriters to prospective purchasers at or prior to the Underwriters’ confirmation of sales of Securities in the offering) set forth on Schedule III hereto, all considered together. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.

1. Representations and Warranties of the Company. The Company represents and warrants to each of the Underwriters as of the date hereof that:

(a) The Company meets the requirements for the use of Form N-2 under the Acts. The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement or the preliminary prospectus is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission. The Company meets the requirements to use the shelf registration provisions of Rule 415(a)(1)(x) under the Securities Act as set forth in currently effective “no-action” letters of the Staff of the Commission and is in compliance with such requirements.

(b) (i) Each part of the Registration Statement and any post-effective amendments thereto, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Acts and the applicable Rules and Regulations thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers, and at the Closing Date, the Time of Sale Prospectus, as then amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (v) each preliminary prospectus, at the time of filing thereof did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to (A) statements in or omissions from the Registration Statement, the preliminary prospectus, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein limited to: the statements set forth in the fourth and ninth (first and second sentences only) paragraphs under the caption “Underwriting” or (B) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee.

(c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company.

(d) Each subsidiary of the Company has been duly formed, is validly existing in good standing under the laws of the jurisdiction of its formation and in the case of Medallion Bank, is validly chartered as an industrial bank. Each subsidiary of the Company has the power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued Securities of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims except to the extent that the failure of the Securities to be free and clear of all liens, encumbrances, equities, or claims would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(e) The Company is a non-diversified, closed-end management investment company under the Investment Company Act. No person is serving or acting as an officer or trustee of the Company except in accordance with the provisions of the Investment Company Act and the Investment Advisers Act of 1940, as amended (the “Advisers Act”). No person is acting as an investment adviser (as such term is defined in the Investment Company Act and the Advisers Act) to the Company. Except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, no trustee of the Company is an “interested person” of the Company or an “affiliated person” of any Underwriter (each as defined in the Investment Company Act).

(f) The Company has duly elected to be treated by the Commission under the Investment Company Act as a “business development company” (the “BDC Election”), such election is in effect and the Company has not filed with the Commission any notice of withdrawal of the BDC Election pursuant to Section 54(c) of the Investment Company Act, and no order of suspension or revocation of such BDC Election has been issued or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission.

(g) Each of the Company and its subsidiaries are in compliance with all applicable laws administered by, and all rules and regulations of, the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), the Federal Deposit Insurance Corporation (the “FDIC”), the Utah Department of Financial Institutions, and any other federal or state bank regulatory authorities with jurisdiction over the Company or its subsidiaries (collectively, the “Bank Regulatory Authorities”), except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus or where such noncompliance would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole. The deposit accounts of Medallion Bank, the Company’s wholly owned portfolio company, are insured up to applicable limits by the FDIC and no proceedings for the termination or revocation of such insurance are pending or, to the knowledge of the Company or Medallion Bank, threatened. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, neither the Company nor any of its subsidiaries is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, nor has the Company or any of its subsidiaries been advised by any Bank Regulatory Authority that it is contemplating issuing or requesting any of the foregoing, nor has the Company or any of its subsidiaries adopted any board of director resolutions at the request of, any Bank Regulatory Authority which currently restricts the conduct of its business, or relates to its capital adequacy, its credit policies or its management, in each case that are applicable to the Company or its subsidiaries specifically rather than to banks and bank holding companies generally.

(h) The Company’s banking subsidiary, Medallion Bank, is “well-capitalized” (as that term is defined at 12 C.F.R. 6.4(b)(1)), and has received an overall Community Reinvestment Act (“CRA”) rating of at least “satisfactory”. Neither the Company nor Medallion Bank reasonably believes that Medallion Bank’s status as “well-capitalized” will change within one year from the date hereof, nor do the Company or Medallion Bank reasonably believe that Medallion Bank may receive a less than “satisfactory” rating for CRA purposes with one year from the date hereof.

(i) This Agreement has been duly authorized, executed and delivered by the Company.

(j) On the Closing Date and each Option Closing Date (as defined below), as the case may be, the Indenture will have been duly qualified under the Trust Indenture Act.

(k) Each of the Base Indenture and the First Supplemental Indenture has been duly authorized and, when executed and delivered, shall constitute a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(l) The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability, and will be entitled to the benefits of the Indenture.

(m) The issuance and sale of the Securities, the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Base Indenture, the First Supplemental Indenture and the Securities will not contravene (a) any provision of applicable law, (b) the certificate of incorporation and by-laws of the Company, (c) any agreement or other instrument binding upon the Company and its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (d) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, whether foreign or domestic, except, in the case of clauses (a), (c) and (d) above, for such contravention of an agreement or instrument that would not result in a material adverse effect on the Company and its subsidiaries, taken as a whole. No consent, approval, authorization, order or permit of, or qualification with, any governmental body or agency, self-regulatory organization or court or other tribunal, whether foreign or domestic with jurisdiction over the Company, is required for the performance by the Company of its obligations under this Agreement, the Indenture or the Securities, or the issuance and sale of the Securities, except such as have been obtained and as may be required by the Acts, the Advisers Act, the Exchange Act, or the applicable Rules and Regulations, or by the securities or Blue Sky laws of the various states and foreign jurisdictions in connection with the offer and sale of the Securities.

(n) The authorized capital stock of the Company conforms in all material respects to the description thereof contained under the heading “Description of Our Capital Stock” in each of the Time of Sale Prospectus and the Prospectus, and the certificate of incorporation and by-laws of the Company, this Agreement, the Base Indenture, the First Supplemental Indenture and the Securities conform in all material respects to the descriptions thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(o) The certificate of incorporation, by-laws of the Company, this Agreement and the Indenture each comply in all material respects with all applicable provisions of the Acts and the applicable Rules and Regulations, and all approvals of such documents required under the Investment Company Act by the Company’s stockholders and Board of Directors have been obtained and are in full force and effect.

(p) Unless otherwise disclosed in the Time of Sale Prospectus, the Company and its subsidiaries is not currently in breach of, or in default under, any written agreement or instrument to which it or its property is bound or affected that is filed as an exhibit to the Registration Statement, except to the extent that such breach or default would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(q) The Company’s common stock has been approved for listing on the NASDAQ Global Select Market (“NASDAQ”). The Company has not received any notice or is not otherwise aware that NASDAQ is contemplating terminating such listing. The Company’s Registration Statement on Form 8-A relating to its common stock under the Exchange Act is effective.

(r) Each Omitting Prospectus, if any, (i) complies in all material respects with the requirements of Rule 482, (ii) does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) complied and will comply in all material respects with the Acts, the Rules and Regulations and the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) and (iv) if required to be filed with FINRA under the rules and regulations of FINRA were provided to you or your counsel for filing. Except for the Omitting Prospectuses identified on Schedule II hereto, the Company has not prepared, used or referred to and will not, without your prior written consent, prepare, use or refer to any prospectus in reliance upon Rule 482.

(s) The Company and each of its subsidiaries that is intended to qualify as a regulated investment company (the “RIC Subsidiaries”) qualified to be taxed as a regulated investment company as defined in Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”) for the taxable year ended on December 31, 2015. The Company expects that it and the RIC Subsidiaries will qualify as regulated investment companies as defined in Subchapter M of the Code for 2016 and the foreseeable future. The Company will direct the investment of the proceeds of the offering to enable it and the RIC Subsidiaries to comply with the requirements for qualification and taxation as a regulated investment company under Subchapter M of the Code.

(t) The Company is not, and has no reason to believe it will become, subject to regulation under the Advisers Act or the rules and regulations promulgated thereunder.

(u) The Company and each of its subsidiaries have filed all federal and material state, local and foreign tax returns and information returns required to be filed through the date of this Agreement or have requested extensions thereof and have paid all taxes required to be paid thereon (except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no material tax deficiency has been determined adversely to the Company or any of its subsidiaries (nor does the Company or any of its subsidiaries have any notice or knowledge of any material tax deficiency).

(v) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, net asset value, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus, and there have been no transactions entered into by the Company that are material to the Company other than those in the ordinary course of its business or as described in the Time of Sale Prospectus.

(w) There are no legal or governmental proceedings pending or to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement, the Indenture or the Securities or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or, in the case of documents, to be filed as exhibits to the Registration Statement that are not described or filed as required.

(x) The Company and its subsidiaries have all necessary consents, authorizations, approvals, orders (including exemptive orders), certificates and permits of and from, and has made all declarations and filings with, all governmental authorities, self-regulatory organizations and courts and other tribunals, whether foreign or domestic, to own and use its assets and to conduct its business in the manner described in the Time of Sale Prospectus and the Prospectus, except to the extent that the failure to obtain or file the foregoing would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

(y) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any subsequent amendment thereto, or filed pursuant to Rule 497 under the Securities Act, complied when so filed in all material respects with the Acts and the applicable Rules and Regulations.

(z) The Consolidated Balance Sheets of each of the Company and its subsidiaries, and of Medallion Bank, included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, each present fairly in all material respects the financial position of the Company and its consolidated subsidiaries, and of Medallion Bank, respectively, as of the date indicated and such financial statements have been prepared in conformity with generally accepted accounting principles. WeiserMazars LLP, whose reports appear in the Time of Sale Prospectus and the Prospectus and who has certified the financial statements and supporting schedules, if any, of each of the Company and its subsidiaries, and of Medallion Bank, included in the Registration Statement, is an independent registered public accounting firm as required by the Acts and the applicable Rules and Regulations.

(aa) There are no material restrictions, limitations or regulations with respect to the ability of the Company to invest its assets as described in the Time of Sale Prospectus and the Prospectus, other than as described therein.

(bb) All advertisements authorized by the Company for use in the offering of the Securities complied and will comply with the requirements of the Acts, the applicable Rules and Regulations and the rules and regulations of FINRA and there are no such advertisements other than (i) the Omitting Prospectuses identified in Schedule II hereto and (ii) any advertisement that complies with Rule 135a of the Rules and Regulations and that you have approved in writing.

(cc) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Securities registered pursuant to the Registration Statement.

(dd) The Company has not taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(ee) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(ff) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(gg) The expense summary information set forth in the Time of Sale Prospectus and the Prospectus in the Fee Table has been prepared in accordance with the requirements of Form N-2 and any fee projections or estimates, if applicable, are reasonably based and attainable and comply in all material respects with the requirements of Form N-2.

(hh) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company has not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction and (ii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(ii) The Company and its subsidiaries own or possess, or can acquire on commercially reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, except where the failure to so own, possess or acquire any of the foregoing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company, and its subsidiaries, taken as a whole.

(jj) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles, to calculate net asset value and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus, since the date of the Company’s most recent audited financial statements included in the Prospectus, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(kk) Neither the Company nor any of its subsidiaries or affiliates, nor any director, officer, or employee, nor, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or affiliates, (in the case of a director, officer, employee, agent or representative, while serving in such capacity) has taken or will take any unlawful action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(ll) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(mm) (i) Neither the Company nor any of its subsidiaries (collectively, the “Entity”), nor any director, officer or employee thereof, nor, to the knowledge of the Entity, any agent, affiliate or representative, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

(ii) The Entity will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) For the past 5 years, the Entity has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company, at a purchase price per note of $24.2125 (the “Purchase Price”), the respective principal amounts of Firm Securities set forth in Schedule I hereto opposite its name.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Securities, and the Underwriters shall have the right to purchase, severally and not jointly, up to $4,500,000 principal amount of the Additional Securities at the Purchase Price (without giving effect to any accrued interest from the Closing Date to the relevant Option Closing Date, as those terms are defined herein). The Representative may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the principal amount of Additional Securities to be purchased by the Underwriters and the date on which such Securities are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Securities nor later than ten business days after the date of such notice. Additional Securities may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Securities. On each day, if any, that Additional Securities are to be purchased (each, an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the principal amount of Additional Securities that bears the same proportion to the aggregate principal amount of Additional Securities to be purchased on such Option Closing Date as the number of Firm Securities set forth in Schedule I hereto opposite the name of such Underwriter bears to the aggregate principal amount of Firm Securities.

3. Terms of Public Offering. The Underwriters propose to make a public offering of their respective portions of the Securities as soon after the Registration Statement, any post-effective amendments thereto, and this Agreement have become effective as in your judgment is advisable. The Securities are to be offered to the public upon the terms set forth in the Prospectus.

4. Payment and Delivery. Payment for the Firm Securities shall be made to the Company in Federal or other funds immediately available in New York City at or around 10:00 am on April 15, 2016, or at such other time on the same or such other date, not later than the third business days thereafter, as may be mutually agreed upon in writing by you and the Company. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Securities for the respective accounts of the several Underwriters at 10:00 A.M. (New York City time), on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than May 18, 2016, as shall be designated in writing by the Representative.

Payment for the Firm Securities or Additional Securities shall be made against delivery to you through the facilities of The Depository Trust Company (“DTC”) on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters of the Securities in definitive global form registered in the name of DTC or its nominee, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid.

The Securities shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid, against payment of the purchase price therefor.

5. Conditions. The obligations of the Company and the several obligations of the Underwriters hereunder are subject to the condition that the Registration Statement, and any post-effective amendments shall have become effective not later than 10:00 A.M. (New York City time) on the date hereof.

6. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the securities of the Company or in the rating outlook for the Company by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, including the retention of an investment adviser (as such term is defined in the Investment Company Act and the Advisers Act) from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

Each officer signing and delivering such a certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Company shall have performed all of its obligations to be performed hereunder on or prior to the Closing Date.

(d) The Underwriters shall have received on the Closing Date an opinion of Willkie Farr & Gallagher LLP, outside counsel for the Company, dated the Closing Date, in substantially the form attached hereto as Exhibit A.

(e) The Underwriters shall have received on the Closing Date an opinion of Jones Waldo, outside Utah counsel for the Company, dated the Closing Date, in substantially the form attached hereto as Exhibit B.

(f) The Underwriters shall have received on the Closing Date the favorable opinion of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated the Closing Date, and covering such matters as the Underwriters shall reasonably request.

With respect to Section 6(d) and (e) above, Willkie Farr & Gallagher LLP and Jones Waldo may each state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement, Time of Sale Prospectus and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

The opinion of Willkie Farr & Gallagher LLP and Jones Waldo described in Section 6(d) and (e) above shall be rendered to the Underwriters at the request of the Company, and shall so state therein.

(g) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from WeiserMazars LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Time of Sale Prospectus, provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(h) All filings, applications and proceedings taken by the Company in connection with the registration of the Securities under the

Acts and the applicable Rules and Regulations shall be reasonably satisfactory in form and substance to you and counsel for the Underwriters.

(i) No action, suit, proceeding, inquiry or investigation shall have been instituted or threatened by the Commission which would adversely affect the Company’s standing as a registered investment company under the Investment Company Act.

The several obligations of the Underwriters to purchase Additional Securities hereunder are subject to (i) the conditions described above in this Section 6 and (ii) the delivery to the Representative on the applicable Option Closing Date of such documents as the Representative may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Securities to be sold on such Option Closing Date and other matters related to the issuance of such Additional Securities, and officers’ certificates and opinions of Willkie Farr & Gallagher LLP, Jones Waldo and Davis Polk & Wardwell LLP to the effect set forth above, except that such certificates and opinions shall be dated as of the applicable Option Closing Date and statements and opinions above contemplated to be given as of the Closing Date shall instead be made and given as of such Option Closing Date.

7. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants and agrees with each Underwriter as follows:

(a) To notify you promptly, and, if requested by the Representative, confirm such notice in writing, (i) of the institution of any proceedings pursuant to Section 8(e) of the Investment Company Act and (ii) of the happening of any event during the period mentioned in Section 7(h) below that in the judgment of the Company makes any statement in the Registration Statement, the Time of Sale Prospectus, any Omitting Prospectus or the Prospectus untrue in any material respect or which requires the making of any change in or addition to the Registration Statement, the Time of Sale Prospectus, any Omitting Prospectus or the Prospectus in order to make the statements therein not misleading in any material respect. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement or an order pursuant to Section 8(e) of the Investment Company Act, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment.

(b) To furnish to you, three signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge prior to 10:00 A.M. (New York City time) on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(h) below, as many copies of the Time of Sale Prospectus, Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(c) Before amending or supplementing the Registration Statement, the preliminary prospectus, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 497 under the Securities Act any prospectus required to be filed pursuant to such Rule.

(d) To furnish to you a copy of each proposed Omitting Prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed Omitting Prospectus to which you reasonably object.

(e) If the preliminary prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the preliminary prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the preliminary prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the preliminary prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the preliminary prospectus so that the statements in the preliminary prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the preliminary prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the preliminary prospectus, as amended or supplemented, will comply with applicable law.

(f) The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Time of Sale Prospectus.

(g) The Company will not take any action designed to cause or result in the manipulation of the price of any security of the Company to facilitate the sale of Securities in violation of the Acts and the applicable Rules and Regulations, or the securities or Blue Sky laws of the various states and foreign jurisdictions in connection with the offer and sale of Securities.

(h) If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

(i) To use its commercially reasonable efforts to comply and cause each of the RIC Subsidiaries to comply with the requirements of Subchapter M of the Code to qualify as a regulated investment company.

(j) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(k) To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement, which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations, including Rule 158, of the Commission thereunder.

(l) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the obligations of the Company under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, and any Omitting Prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 7(j) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Securities by FINRA, provided that fees payable by the Company pursuant to this clause (iv) shall not exceed $35,000, (v) any fees charged by the rating agencies for the rating of the Securities, (vi) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Securities, (vii) all costs and expenses incident to listing and maintaining the listing of the Securities on NASDAQ, (viii) the cost of the preparation, issuance and delivery of the Securities, (ix) the costs and charges of any trustee, transfer agent, registrar or depositary, (x) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (xi) out of pocket legal expenses of the Underwriters in an amount not to exceed $150,000 and (xii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 7(l) entitled “Indemnity and Contribution” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

(m) For so long as the Securities have not been sold by the Underwriters, to take any action necessary to permit the public offering of the Securities to continue without interruption. Any references herein to the Registration Statement shall include any new registration statement declared effective by the Commission.

(n) To use its best efforts to effect the listing of the Securities on NASDAQ within 30 days of the Closing Date and maintain such listing.

(o) The Company, during a period of two years from the effective date of the Registration Statement, will use its commercially reasonable efforts to maintain its status as a BDC; provided, however, the Company may change the nature of its business so as to cease to be, or to withdraw its election as, a BDC, with the approval of the board of directors and a vote of stockholders as required by Section 58 of the Investment Company Act or any successor provision.

(p) To use commercially reasonable efforts to obtain and maintain a rating for the Securities with Egan-Jones Ratings Company or any other “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

(q) During the period beginning from the date hereof and continuing to and including the date 30 days after the date of the Prospectus (the “Lock-Up Period”), the Company will not, without the prior written consent of Keefe, Bruyette & Woods, Inc., directly or indirectly:

(i) issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any debt securities, issued or guaranteed by the Company which are substantially similar to the Securities or any securities convertible into or exercisable or exchangeable for or repayable with debt securities issued or guaranteed by the Company which are substantially similar to the Securities or file any registration statement under the 1933 Act with respect to any of the foregoing; or

(ii) enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any of the Company’s debt securities, including the Securities, or any securities convertible into or exercisable or exchangeable for any of the Company’s debt securities;

whether any transaction described in clause (i) or (ii) above is to be settled by delivery of the Securities or such other securities, in cash or otherwise, other than the Securities to be sold hereunder or publicly announce any intention to do any of the foregoing.

8. Indemnity and Contribution. (a) (i) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Omitting Prospectus, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each of the Company, directors, trustees (as the case may be), and each officer of the Company who signs the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any Omitting Prospectus, road show, or Prospectus or any amendments or supplements thereto.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Section 405 under the Securities Act, and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by Keefe, Bruyette & Woods, Inc. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8( are several in proportion to the respective principal amounts of Securities they have purchased hereunder, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of any termination of this Agreement, any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

9. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, the New York Stock Exchange or NASDAQ, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the preliminary prospectus, the Time of Sale Prospectus or the Prospectus.

10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Firm Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Firm Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Securities and the aggregate principal amount of Firm Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Firm Securities to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Firm Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the preliminary prospectus, the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Securities and the aggregate principal amount of Additional Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Additional Securities to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Securities to be sold on such Option Closing Date or (ii) purchase not less than the principal amount of Additional Securities that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Securities.

(b) The Company acknowledges that in connection with the offering of the Securities: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims any of them may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representative in care of Keefe, Bruyette & Woods, Inc., 787 Seventh Avenue, 5th Floor , New York, NY 10019, Attention: KBW Capital Markets; if to the Company, shall be delivered, mailed or sent to Medallion Financial Corp., 437 Madison Avenue, 38th Floor, New York, NY 10022, Attention: Marisa Silverman, with a copy to Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, NY 10019, Attention: Cristopher Greer and James Silk.

[Signature Pages Follow]

Very truly yours,

MEDALLION FINANCIAL CORP.

By:
	Name:	Andrew M. Murstein
	Title:	President

Accepted as of the date hereof

Keefe, Bruyette & Woods, Inc.

Acting severally on behalf of itself and the several Underwriters named in Schedule I hereto

By:	KEEFE, BRUYETTE & WOODS, INC.

By:
	Name:	Jennifer Fuller
	Title:	Managing Director

SCHEDULE I

Underwriter	Principal Amount of Firm Securities To Be Purchased
Keefe, Bruyette & Woods, Inc.	$13,500,000
Sandler O’Neill + Partners, L.P.	9,750,000
Janney Montgomery Scott LLC	3,750,000
Ladenburg Thalmann & Co. Inc.	3,000,000

Total:	$30,000,000

I-1

SCHEDULE II

Omitting Prospectuses

Press release dated April 12, 2016 filed pursuant to 497(a)(1)

Press release dated April 12, 2016 filed pursuant to 497(a)(1)

II-1

SCHEDULE III

Pricing Information

$30,000,000

MEDALLION FINANCIAL CORP.

9.000% Notes due 2021

1. The aggregate principal amount of the Securities is $30,000,000.

2. The Company has granted the Underwriters an over-allotment option, exercisable in whole or in part for a period of 30 days following closing of the offering, to purchase up to an additional $4,500,000 in aggregate principal amount of the Securities.

3. The purchase price for the Securities to be paid by the public shall be $25.0000 per note.

4. The purchase price for the Securities to be paid by the several Underwriters shall be $24.2125 per note.

5. The interest rate is 9.000%.

III-1